UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 6, 2024

TRAEGER, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40694	82-2739741
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

533 South 400 West,
Salt Lake City, Utah	84101
(Address of principal executive offices)	(Zip Code)
(801) 701-7180
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	COOK	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01    Other Events.

As previously disclosed, on July 28, 2021, Traeger, Inc. (“Traeger” or the “Company”) entered into a Stockholders Agreement (the “Original Stockholders Agreement”) with AEA Investors Fund VI LP, AEA TGP Holdco LP, 2594868 Ontario Limited, and TCP Traeger Holdings SPV LLC (the “Investor Stockholders”).

On January 23, 2024, Bruce Taylor (“Plaintiff”) filed a putative class action complaint in the Delaware Court of Chancery, styled Bruce Taylor v. Raul Alvarez, et al., C.A. No. 2024-0058-JTL (Del. Ch.) (the “Action”). The Complaint sought declaratory and injunctive relief, challenging certain provisions of the Stockholders Agreement that required the prior consent of the Investor Stockholders for appointing or terminating the Company’s Chief Executive Officer (the “CEO Consent Provision”).

In response to the Action, on April 30, 2024, Traeger’s Board of Directors unanimously approved an amendment to the Stockholders Agreement (the “Amendment”). This Amendment expressly permits the Company to appoint or terminate the Chief Executive Officer without prior consent of the Investor Stockholders if the Board determines that such action is necessary to comply with its fiduciary duties under Delaware law (the “Revised CEO Authority”).

On May 8, 2024, the Court granted a Voluntary Dismissal Order dismissing the Action as moot and retaining jurisdiction solely to adjudicate Plaintiff’s counsel’s anticipated application for attorneys’ fees and expenses (the “Voluntary Dismissal Order”). The Court’s dismissal was entered without any finding of wrongdoing by the Company, its directors, or any other parties.

Following the entry of the Voluntary Dismissal Order, the parties engaged in arm’s-length negotiations. As a result, Traeger and/or its insurer(s) have agreed to pay Plaintiff’s counsel, on behalf of all Defendants, a total of $390,000 in attorneys’ fees and expenses (the “Mootness Fee”). This payment fully satisfies any claims by Plaintiff or Plaintiff’s counsel for attorneys’ fees, costs, and expenses associated with the Action.

The Court has not and will not pass judgment on the amount of the Mootness Fee.

On December 6, 2024, the Court entered an order closing the Action, subject in part to the Company filing an affidavit with the Court confirming that this Report on Form 8-K has been filed and constitutes notice to the putative class action for purposes of Court of Chancery Rule 23.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Traeger, Inc.

Date: December 12, 2024	By:	/s/ Dominic Blosil
Dominic Blosil
Chief Financial Officer